EX-28.d.3.a

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

Effective September 18, 2015

As amended September 11, 2024*

Funds of the Trust	Advisory Fees
Nationwide Amundi Strategic Income Fund	0.55% on assets up to $500 million; and 0.50% on assets of $500 million and more

Nationwide International Small Cap Fund	0.95% on assets up to $500 million; 0.925% on assets of $500 million and more but less than $1 billion; and 0.90% on assets of $1 billion and more

Nationwide Loomis All Cap Growth Fund	0.80% on assets up to $1 billion; and 0.775% on assets of $1 billion and more

Nationwide Janus Henderson Overseas Fund	0.70% on assets up to $200 million; 0.68% on assets of $200 million and more but less than $500 million; and 0.65% on assets of $500 million and more

Nationwide BNY Mellon Dynamic U.S. Equity Income Fund (formerly, Nationwide BNY Mellon Disciplined Value Fund)	0.60% on assets up to $1 billion; and 0.575% on assets of $1 billion and more

Nationwide Bond Portfolio	0.265% on assets up to $500 million; 0.255% on assets of $500 million and more but less than $1 billion; and 0.245% on assets of $1 billion and more

Nationwide GQG US Quality Equity Fund	0.45% on assets up to $1 billion; and 0.42% on assets of $1 billion and more

Nationwide U.S. 130/30 Equity Portfolio	0.93% on assets up to $200 million; 0.73% on assets of $200 million and more but less than $500 million; and 0.68% on assets of $500 million and more

Nationwide Fundamental All Cap Equity Portfolio	0.22% on all assets

Nationwide International Equity Portfolio	0.465% on assets up to $500 million; 0.440% on assets of $500 million and more but less than $1 billion; and 0.415% on assets of $1 billion and more

*	As approved at the Board of Trustees Meeting held on September 10-11, 2024.

IN WITNESS WHEREOF, the parties have executed this Amended Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS

By:	/s/ Kevin T. Jestice
Name:	Kevin T. Jestice
Title:	President

NATIONWIDE MUTUAL FUNDS

By:	/s/ Kevin T. Jestice
Name:	Kevin T. Jestice
Title:	President